                                                                     Exhibit 3.5

                           CERTIFICATE OF AMENDMENT TO

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             OVERTURE SERVICES, INC.

         The undersigned, Leonard Stein, Chief Legal Officer and Secretary of Overture Services, Inc. (the "Company"), hereby certifies that the following amendment to the Company's Amended and Restated Bylaws was adopted by the Board of Directors of the Company (the "Board") by resolution on June 6, 2003, at a duly noticed meeting of the Board at which a quorum was present:

         The first sentence of Section 3.2 (Number of Directors) of the Company's Amended and Restated Bylaws be, and hereby is, amended to read in its entirety as follows:

                  "Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the authorized number of directors shall be nine (9)."

                                        OVERTURE SERVICES, INC.

                                        /s/ Leonard R. Stein
                                        ---------------------------------
                                        Leonard R. Stein
                                        Chief Legal Officer and Secretary